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EXHIBIT T3G (B-1)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------x        Chapter 11 Case Nos.
In re                                     :        LEAD CASE 03-41710 (RDD)
                                          :        03-41709 (RDD) through
LORAL SPACE                               :        03-41728 (RDD)
& COMMUNICATIONS LTD., et al.,            :
                                          :        (Jointly Administered)
Debtors.                                  :
                                          :
------------------------------------------x

              INSTRUCTIONS TO REVISED SUBSCRIPTION FORM FOR RIGHTS
          OFFERING IN CONNECTION WITH THE DEBTORS' FOURTH AMENDED JOINT
         PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                    THE SUBSCRIPTION EXPIRATION DATE HAS BEEN
                 EXTENDED TO 4:00 P.M. (PREVAILING EASTERN TIME)
                                ON JULY 29, 2005.

To Holders of Orion Note Claims(1):

      You have received the attached Revised Subscription Form because you are the holder of record of the Orion Note Claims held for your account.

      On June 3, 2005, Loral Space & Communications Ltd., Loral Orion, Inc. and their affiliated debtors, as debtors and debtors in possession (collectively, the "Debtors"), filed the Debtors' Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as it may be further amended, the "Plan of Reorganization") and the Disclosure Statement for the Debtors' Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Disclosure Statement"). Pursuant to the Plan of Reorganization, each holder of a Claim in Orion Class 4 (Orion General Unsecured Claim) has the right to subscribe for New Skynet Notes based on such holder's Rights Participation Claim Amount (as described in Item 2 below). See Section 9 of the Plan of Reorganization and
Section V.D. of the Disclosure Statement for a complete

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(1) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization (as defined herein).

Form Code EF-B                SECURITY DESCRIPTION 11 1/4% SENIOR NOTES DUE 2006
                              CUSIP NUMBER CUSIP 68628   AC8

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description of the Rights Offering. The principal terms of the New Skynet Notes are described in a term sheet attached as Exhibit "B" to the Plan of Reorganization (the "Initial Term Sheet"). Please note that certain revisions have been made to the Initial Term Sheet, as further described below.

      On June 8, 2005, the Debtors filed an initial Form T-3 with the Securities and Exchange Commission, attached to which was a form of indenture for the New Skynet Notes (the "Initial Indenture"). Commencing on or about June 10, 2005, the Debtors mailed Subscription Forms (the "Prior Subscription Forms") to holders of Orion General Unsecured Claims (each, an "Orion Class 4 Creditor"), which included appropriate instructions for the proper completion, due execution and timely delivery of the Prior Subscription Forms, as well as instructions for the payment of the applicable Subscription Purchase Price. On June 29, 2005 (as supplemented on June 30, 2005), an updated draft form of the Initial Indenture (the "Updated Indenture") and a marked copy of the Updated Indenture showing changes from the form Initial Indenture, were each filed by the Debtors with the Bankruptcy Court as part of the Plan Supplement, and the Updated Indenture was included in Amendment No. 1 to the Form T-3.

      PLEASE TAKE NOTICE THAT THE UPDATED INDENTURE CONTAINS CERTAIN TERMS WHICH ARE SIGNIFICANTLY DIFFERENT FROM CERTAIN TERMS SET FORTH IN THE INITIAL INDENTURE AND THE INITIAL TERM SHEET. ACCORDINGLY, THE DEBTORS, WITH THE CONSENT OF THE CREDITORS' COMMITTEE, EXTENDED THE SUBSCRIPTION EXPIRATION DATE TO JULY 29, 2005, AT 4 P.M. (PREVAILING EASTERN TIME) TO ALLOW ORION CLASS 4 CREDITORS ADDITIONAL TIME TO DECIDE WHETHER TO PARTICIPATE IN THE RIGHTS OFFERING.

      PLEASE TAKE FURTHER NOTICE that, enclosed herewith is a revised term sheet (the "Revised Term Sheet") marked to show the various differences between the terms contained in the Initial Term Sheet and the terms of the Updated Indenture filed as part of the Plan Supplement and as an exhibit to Amendment No. 1 to the Form T-3. In addition, a copy of the Updated Indenture is posted at
<<www.bsillc.com>> and is also available at <<www.sec.gov>>. The Debtors urge you to read the Revised Term Sheet and the Updated Indenture in their entirety.

      IF YOU ELECT TO PARTICIPATE IN THE RIGHTS OFFERING, YOU MUST RETURN THIS REVISED SUBSCRIPTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN, EVEN IF YOU ALREADY HAVE RETURNED A COMPLETED PRIOR SUBSCRIPTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN, BECAUSE ALL SUCH PRIOR SUBSCRIPTION FORMS ARE DEEMED TO BE INVALID AND OF NO FORCE AND EFFECT AND ANY SUBSCRIPTION PURCHASE PRICES PAID IN CONNECTION THEREWITH SHALL BE RETURNED (WITHOUT INTEREST).

      In order to elect to participate in the Rights Offering, you must complete and return the attached Revised Subscription Form to your bank, broker or other nominee (each of the foregoing, a "Nominee") in sufficient time for your instructions and payment to be processed and delivered to The Depository Trust Company ("DTC") by the Subscription Expiration Date set forth above. Your subscription will be processed by the Nominee in accordance with the established procedures.

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      QUESTIONS. If you have any questions about this Revised Subscription Form or the subscription procedures described herein, please contact the Disbursing Agent - Financial Balloting Group at (800) 605-8359.

IF THE SUBSCRIPTION SUBMITTED ON YOUR BEHALF IS NOT RECEIVED BY DTC BY THE SUBSCRIPTION EXPIRATION DATE, YOUR SUBSCRIPTION RIGHT WILL TERMINATE AND BE CANCELLED.

To subscribe for New Skynet Notes pursuant to the Rights Offering:

      1.    REVIEW the amount of Orion Notes set forth below in Item 1.

      2.    CALCULATE your "Maximum Number of New Skynet Notes" in Item 3a.

      3. COMPLETE Item 3b, indicating the whole number of New Skynet Notes (not greater than your Maximum Number of New Skynet Notes) for which you wish to subscribe and the total Subscription Purchase Price.

      4.    READ AND COMPLETE the certification in Item 4.

      5. RETURN THE REVISED SUBSCRIPTION FORM in the pre-addressed envelope to your Nominee before the Subscription Expiration Date in sufficient time for your instructions and payment to be processed and delivered to DTC by the Subscription Expiration Date.

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                          REVISED SUBSCRIPTION FORM FOR
                       RIGHTS OFFERING IN CONNECTION WITH
                    THE DEBTORS' FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                          SUBSCRIPTION EXPIRATION DATE

               THE SUBSCRIPTION EXPIRATION DATE HAS BEEN EXTENDED
            TO 4:00 P.M. (PREVAILING EASTERN TIME) ON JULY 29, 2005,
                     UNLESS FURTHER EXTENDED BY THE DEBTORS.
         PLEASE LEAVE SUFFICIENT TIME FOR YOUR REVISED SUBSCRIPTION FORM
                     TO REACH YOUR NOMINEE AND BE PROCESSED.

                  PLEASE CONSULT THE PLAN OF REORGANIZATION AND
      ACCOMPANYING DISCLOSURE STATEMENT AND THE ENCLOSED REVISED TERM SHEET FOR ADDITIONAL INFORMATION WITH RESPECT TO THIS REVISED SUBSCRIPTION FORM.

ITEM 1. AMOUNT OF ORION NOTES. I certify that, as of the Voting Record Date of June 2, 2005, I held Orion Notes in the following principal amount (upon stated maturity) (insert amount in box below) or that I am the authorized signatory of that beneficial owner. (If a Nominee holds your Orion Notes on your behalf and you do not know the amount, please contact your Nominee immediately). For purposes of this Revised Subscription Form, do not adjust the principal amount for any accrued or unmatured interest or any accretion factor.

                               $_________________

ITEM 2. SUBSCRIPTION RIGHTS. Pursuant to the Plan of Reorganization, each holder of an Orion General Unsecured Claim in Orion Class 4 is entitled to participate in the Rights Offering based upon its "Rights Participation Claim Amount." For purposes of this Revised Subscription Form, your Rights Participation Claim Amount is the amount of Orion Notes listed in Item 1 above. To subscribe, fill out Items 3a and 3b below and read and complete Item 4 below.

ITEM 3.

      3a. CALCULATION OF MAXIMUM NUMBER OF NEW SKYNET NOTES. To calculate the Maximum Number of New Skynet Notes for which you may subscribe, complete the following:

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______________________________      x   120,000  =_________________
(Rights Participation Amount(2)            (Maximum Number of Notes)
divided by $738,713,747.32)                Rounded down to Nearest Whole Number

      3b. SUBSCRIPTION AMOUNT. By filling in the following blanks, you are agreeing to purchase the number of New Skynet Notes specified below (specify a whole number of New Skynet Notes not greater than the figure in Item 3a), at a price of $1,000.00 per note, on the terms of and subject to the conditions set forth in the Plan of Reorganization.

___________________         x    $1,000.00 per note =____________________
(Indicate Number of                          (Total Subscription Purchase Price)
New Skynet Notes
You Elect to Purchase)

In order for you to exercise your Subscription Right, you must return this Revised Subscription Form to your Nominee in sufficient time for the Nominee, on or before 4:00 p.m. (prevailing Eastern Time) on the Subscription Expiration Date, to convey your subscription through DTC's Automated Subscription Offer Program, and arrange for the proper payment either through DTC or, if DTC is unable to act as intermediary for subscription instructions and payments, to follow the payment instructions outlined in Section 9.4 of the Plan of Reorganization.

Your Maximum Number of New Skynet Notes will be recalculated as of the Subscription Expiration Date to account for any subsequent allowances of Orion General Unsecured Claims for participation in the Rights Offering. Any amounts (over $50.00) paid by you in excess of the amount of New Skynet Notes you are authorized to purchase after recalculation will be refunded, without interest, as soon as practicable after the Effective Date.

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(2) Principal amount from Item 1 above PLUS interest of $50.28 for each $1,000 principal amount in Item 1.

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                                        5

      ITEM 4. SUBSCRIPTION CERTIFICATIONS. I certify that I am the holder, or the authorized signatory of the holder, of the amount of Orion Notes listed under Item 1 above. By electing to subscribe for the amount of New Skynet Notes designated above, I am hereby instructing my Nominee, or agent or proxy holder, as applicable, to arrange for the proper payment either through DTC, or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined in Section 9.4 of the Plan of Reorganization.

      Date:____________

            Name of Holder:____________________________________________
                                 (Print or Type)

            Social Security or Federal Tax I.D. No.:___________________
                      (Optional)

            Signature:_________________________________________________

            Name of Person Signing:____________________________________
                                      (If other than holder)

            Title (if corporation, partnership or LLC):________________

            Street Address:____________________________________________

            City, State, Zip Code:_____________________________________

            Telephone Number:__________________________________________

               THIS FORM SHOULD BE RETURNED ONLY TO YOUR NOMINEE.
                     DO NOT RETURN TO THE DISBURSING AGENT.

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